UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2009 (October 28, 2009)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.
     As previously disclosed, on October 28, 2009 CIT Financial Ltd., a wholly owned subsidiary of CIT Group Inc. (the “Company”), reached an agreement to amend its $3 billion securities-based financing facility (the “GSI Facility”) with Goldman Sachs International. A copy of the GSI Facility is attached hereto as Exhibit 10.1.
     Additionally, as previously disclosed, on October 28, 2009 the Company and certain of its subsidiaries executed an Amendment Agreement with Bank of America N.A., as successor administrative agent and collateral agent, pursuant to which the parties’ existing $3 billion senior secured term loan facility was amended and restated, and pursuant to which an expansion of the commitments thereunder by an incremental $4.5 billion (the “Expansion Credit Facility”) was effected. Attached hereto as Exhibit 4.1 is a copy of the Amendment Agreement which contains the Expansion Credit Facility as Exhibit G.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description

4.1	Amendment Agreement, dated as of October 28, 2009, by and among CIT Group Inc., certain subsidiaries of CIT Group Inc., Bank of America, N.A., as successor administrative agent and successor collateral agent, and the requisite lenders party thereto.

10.1*	Amended and Restated Confirmation regarding Total Return Swap Facility, dated as of October 28, 2009, by and between CIT Financial Ltd. and Goldman Sachs International.

*	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 16, 2009

CIT GROUP INC.
By:	/s/ Glenn A. Votek
	Name:	Glenn A. Votek
	Title:	Executive Vice President & Treasurer

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Amendment Agreement, dated as of October 28, 2009, by and among CIT Group Inc., certain subsidiaries of CIT Group Inc., Bank of America, N.A., as successor administrative agent and successor collateral agent, and the requisite lenders party thereto.

10.1*	Amended and Restated Confirmation regarding Total Return Swap Facility, dated as of October 28, 2009, by and between CIT Financial Ltd. and Goldman Sachs International.

*	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.